Exhibit 4.6
     SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of June 15, 2011, among International Coal Group, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 31, 2007, as amended and supplemented by the First Supplemental Indenture, dated as of December 3, 2009 (as amended and supplemented, the “Indenture”), providing for the issuance of 9.00% Convertible Senior Notes due 2012 (the “Securities”);
     WHEREAS, the Company is a party to an Agreement and Plan of Merger, dated as of May 2, 2011 (as amended and supplemented from time to time, the “Merger Agreement”), by and among Arch Coal, Inc., a Delaware corporation (“Arch”), Atlas Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Arch (the “Purchaser”), and the Company, pursuant to which the Purchaser merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a direct wholly owned subsidiary of Arch;
     WHEREAS, the Merger became effective at 12:01 a.m., Eastern time, on June 15, 2011 (the “Effective Time”) and, from and after the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Common Stock owned by the Company, Arch, the Purchaser (prior to the Merger) or any of their respective subsidiaries and Common Stock held by dissenting holders of Common Stock who properly exercise appraisal rights under Delaware law), by virtue of the Merger and without any action on the part of the holders of the Common Stock, was cancelled in exchange for the right to receive $14.60 per share, net to the seller in cash, without interest and subject to any withholding taxes (the “Merger Consideration”);
     WHEREAS, Section 10.11 of the Indenture provides that in connection with the Merger the Company shall execute with the Trustee a supplemental indenture providing that, at and after the effective time of the Merger, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to Article X) into the kind and amount of cash, securities or other property receivable in the Merger by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to the Merger;
     WHEREAS, Section 9.01(iv) of the Indenture provides that the Company, with the consent of the Trustee, may amend or supplement the Indenture without notice to or the consent of any Securityholder to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture;
     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Board of Directors of the Company authorizing the execution of this Second Supplemental Indenture and (ii) the Officers’ Certificate and the Opinion of Counsel described in Section 9.06 of the Indenture; and
     WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.
     NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Second Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
AMENDMENTS
     1. Settlement Upon Conversion. Subject to and upon compliance with all the provisions of the Indenture, upon conversion by a Holder of each Security then outstanding, the Holder shall have the right to receive the Merger Consideration for each share of Common Stock into which the Holder is entitled to convert such Security (after giving effect, if applicable, to any additional shares of Common Stock that such Holder would have been entitled to receive if it converts its Securities during a Make-Whole Conversion Period), and upon conversion of the Security by a Holder, the Company shall pay to such Holder cash in an amount equal to the amount such Holder would have received as Merger Consideration had such Holder converted its Securities at the Conversion Rate in effect immediately prior to the Merger (after giving effect, if applicable, to any additional shares of Common Stock that such Holder would have been entitled to receive if it converts its Securities during a Make-Whole Conversion Period).
     2. Effectiveness. This Second Supplemental Indenture will become effective and operative and binding upon each of the Company, the Trustee and the holders of the Securities as of the Effective Time.
ARTICLE II
MISCELLANEOUS
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. New York Law to Govern. The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
     3. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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     4. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
     5. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     6. Trustee’s Acceptance. The Trustee accepts the modifications of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee does not assume any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Guarantors. The Trustee makes no representation or warranty and shall not have any responsibility as to the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company or the Guarantors.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

INTERNATIONAL COAL GROUP, INC.
By:	/s/ Bradley W. Harris
	Name:	Bradley W. Harris
	Title:	Senior Vice President, Chief Financial Officer and Treasurer of the Company

BRONCO MINING COMPANY, INC.
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

COALQUEST DEVELOPMENT LLC
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Vice President and Secretary

HAWTHORNE COAL COMPANY, INC.
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Vice President and Secretary

HUNTER RIDGE COAL COMPANY
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

[Signature Page to Second Supplemental Indenture]

HUNTER RIDGE HOLDINGS, INC.
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

HUNTER RIDGE, INC.
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

ICG ADDCAR SYSTEMS, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Assistant Secretary

ICG BECKLEY, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Assistant Secretary

ICG EAST KENTUCKY, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

ICG EASTERN LAND, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Assistant Secretary

[Signature Page to Second Supplemental Indenture]

ICG EASTERN, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

ICG HAZARD LAND, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Assistant Secretary

ICG HAZARD, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

ICG ILLINOIS, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

ICG KNOTT COUNTY, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

ICG NATURAL RESOURCES, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Assistant Secretary

[Signature Page to Second Supplemental Indenture]

ICG TYGART VALLEY, LLC
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Assistant Secretary

ICG, INC.
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Senior Vice President, Secretary and General Counsel

ICG, LLC
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Senior Vice President, Secretary and General Counsel

JULIANA MINING COMPANY, INC.
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

KING KNOB COAL CO., INC.
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

[Signature Page to Second Supplemental Indenture]

MARINE COAL SALES COMPANY
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Assistant Secretary

MELROSE COAL COMPANY, INC.
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

PATRIOT MINING COMPANY, INC.
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

POWELL MOUNTAIN ENERGY, LLC
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Vice President and Secretary

SIMBA GROUP, INC.
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

UPSHUR PROPERTY, INC.
By:	/s/ Christina T. Brumley
	Name:	Christina T. Brumley
	Title:	Secretary

[Signature Page to Second Supplemental Indenture]

VINDEX ENERGY CORPORATION
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

WHITE WOLF ENERGY, INC.
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Vice President and Secretary

WOLF RUN MINING COMPANY
By:	/s/ Roger L. Nicholson
	Name:	Roger L. Nicholson
	Title:	Secretary

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Linda E. Garcia
	Name:	Linda E. Garcia
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]